UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ X ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Invesco QQQ TrustSM, Series 1

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Attention Invesco QQQ ETF Shareholders:

Vote to lower your fees!

Invesco is proposing to modernize the QQQ ETF by reclassifying it from its current trust structure to an open-ended ETF.

What does this mean for you?

•	Lower fees: Enjoy a reduced expense ratio, putting more of your investment to work.

•	No change to value: Your shares will continue to reflect the full net asset value (NAV).

•	No tax impact: This change will not trigger any tax consequences or hidden costs.

•	Same great access: Continue to benefit from exposure to the Nasdaq-100 companies that drive QQQ’s performance.

Make your voice heard

Subject: QQQ Proxy Vote: Understanding the Proposed Changes

Preheader: A look at how the updates may improve cost efficiency and transparency for shareholders.

Email Body:

We’re sharing information about proposed updates to Invesco QQQ that aim to modernize the fund and better serve shareholders. Below are a few key points to be aware of:

•	Potential cost savings: A proposed reduction in the expense ratio from 0.20% to 0.18%.

•	Updated structure: Transitioning to an open-end structure, which reflects how most ETFs operate today.

•	No tax impact: The proposed changes are not expected to trigger tax consequences or hidden costs.

•	Governance enhancements: A new Board of Trustees focused on shareholder oversight.

How to vote:

Keeping clients informed can help them make confident voting decisions. To vote, shareholders can find their control number however they receive their proxy statement, either via mail or e-mail. Alternatively, certain shareholders can contact our proxy solicitor, Sodali, to get their control number. They can be reached at 800-886- 4839 during the following hours: Monday – Friday 10:00 AM – 11:00 PM and Saturday, 12:00 – 5:00, PM ET

These updates are designed with shareholders in mind. Please feel free to reach out with any questions or for additional context.

CTA: Answers to common client questions

CTA: How clients can cast their vote

For Institutional Investor Use Only- Not For Use With The Public

Invesco Distributors, Inc.

Subject: Review of Proposed Updates to Invesco QQQ

Preheader: Information on proposed updates to QQQ, including structural and oversight changes.

Email Body:

We’re sharing information about proposed updates to Invesco QQQ that aim to modernize the fund and better serve shareholders. Below are a few key points to be aware of:

•	Potential cost savings: A proposed reduction in the expense ratio from 0.20% to 0.18%.

•	Updated structure: Transitioning to an open-end structure, which reflects how most ETFs operate today.

•	No tax impact: The proposed changes are not expected to trigger tax consequences or hidden costs.

•	Governance enhancements: A new Board of Trustees focused on shareholder oversight.

How to vote:

Keeping clients informed can help them make confident voting decisions. To vote, shareholders can find their control number however they receive their proxy statement, either via mail or e-mail. Alternatively, certain shareholders can contact our proxy solicitor, Sodali, to get their control number. They can be reached at 800-886- 4839 during the following hours: Monday – Friday 10:00 AM – 11:00 PM and Saturday, 12:00 – 5:00, PM ET

These updates are designed with shareholders in mind. Please feel free to reach out with any questions or for additional context.

CTA: Answers to common client questions

CTA: How clients can cast their vote

For Institutional Investor Use Only- Not For Use With The Public

Invesco Distributors, Inc.

Subject: Reminder: QQQ Proxy Vote Deadline

Preheader: Information regarding upcoming shareholder vote.

Email Body:

This is a reminder that the proxy vote related to Invesco QQQ is scheduled to close soon. Details about the proposed updates can be found below.

•	Expense ratio adjustment: Proposed reduction from 0.20% to 0.18%.

•	Fund structure update: Transition to an open-end structure, consistent with standard ETF practices.

•	Tax implications: No anticipated tax consequences or hidden costs.

How to vote:

Keeping clients informed can help them make confident voting decisions. To vote, shareholders can find their control number however they receive their proxy statement, either via mail or e-mail. Alternatively, certain shareholders can contact our proxy solicitor, Sodali, to get their control number. They can be reached at 800-886- 4839 during the following hours: Monday – Friday 10:00 AM – 11:00 PM and Saturday, 12:00 – 5:00, PM ET

Additional information is available in the links below.

CTA: Answers to common client questions

CTA: How clients can cast their vote

For Institutional Investor Use Only- Not For Use With The Public

Invesco Distributors, Inc.

Subject: Upcoming Deadline for QQQ Proxy Vote

Preheader: Reminder regarding shareholder vote and summary of proposed changes.

Email Body:

This is a reminder that the proxy vote related to Invesco QQQ is scheduled to close soon. Details about the proposed updates can be found below.

•	Expense ratio adjustment: Proposed reduction from 0.20% to 0.18%.

•	Fund structure update: Transition to an open-end structure, consistent with standard ETF practices.

•	Tax implications: No anticipated tax consequences or hidden costs.

How to vote:

Keeping clients informed can help them make confident voting decisions. To vote, shareholders can find their control number however they receive their proxy statement, either via mail or e-mail. Alternatively, certain shareholders can contact our proxy solicitor, Sodali, to get their control number. They can be reached at 800-886- 4839 during the following hours: Monday – Friday 10:00 AM – 11:00 PM and Saturday, 12:00 – 5:00, PM ET

Additional information is available in the links below.

CTA: Answers to common client questions

CTA: How clients can cast their vote

For Institutional Investor Use Only- Not For Use With The Public

Invesco Distributors, Inc.